Exhibit 99.3

FC GLOBAL REALTY INCORPORATED

UNAUDITED CONDENSED COMBINED PROFORMA FINANCIAL STATEMENTS

FC GLOBAL REALTY INCORPORTED

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information presented below sets forth the financial position and results of operations of FC Global Realty Incorporated (“FC Global”) after giving effect to the transactions contemplated by that certain Stock Purchase Agreement, dated March 13, 2019, as amended, between FC Global and Gadsden Growth Properties, Inc. (“Gadsden”), whereby FC Global acquired (i) all of the general partnership interests and Class A limited partnership interests in Gadsden Growth Properties, L.P., a Delaware limited partnership (“OPCO”), the operating partnership of Gadsden and (ii) certain of Gadsden’s assets and liabilities, which collectively represent substantially all of Gadsden’s assets and liabilities, in exchange for shares of FC Global’s stock (the “Stock Transaction”). The Stock Transaction was completed on April 5, 2019.

The Stock Transaction is treated as an asset acquisition accounted for as a reverse recapitalization under U.S. GAAP because the primary assets of FC Global are nominal following the close of the Stock Transaction. The primary assets of FC Global do not constitute a business with continuing operations and primarily include developable land that has been sold, is under contract or being marketed for sale. These assets are classified as “held for sale” on the proforma combined financial statements. Gadsden was determined to be the accounting acquirer based upon the terms of the Stock Transaction and other factors including: (i) Gadsden stockholders and other persons holding securities convertible, exercisable or exchangeable directly or indirectly for Gadsden common stock are expected to own approximately 94% of FC Global upon consummating the Stock Transaction, (ii) Gadsden directors will hold a majority of board seats in the combined organization and (iii) Gadsden management will hold all key positions in the management of the combined organization.

The following unaudited pro forma condensed combined financial statements give effect to the Stock Transaction and were prepared in accordance with the regulations of the Securities and Exchange Commission. The unaudited pro forma condensed combined balance sheet as of March 31, 2019 is presented as if the Stock Transaction occurred on March 31, 2019, while the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2019 and for the year ended December 31, 2018 are presented as if the Stock Transaction occurred on January 1, 2018.

Pro Forma Information

The pro forma financial information is presented for informational purposes only and is not necessarily indicative of what FC Global’s financial position actually would have been had the Stock Transaction been completed on the date indicated or what FC Global’s results of operations actually would have been had the Stock Transaction been completed as of the beginning of the periods indicated. In addition, the pro forma financial statements do not purport to project the future financial position or operating results of FC Global. The pro forma financial statements include adjustments for events that are (1) directly attributable to the Stock Transaction, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results.

The application of reverse recapitalization accounting is dependent upon certain valuations and other studies that have yet to be completed. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final reverse recapitalization accounting, expected to be completed after the closing of the transaction, will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined organization’s future results of operations and financial position.

The pro forma financial information has been derived from and should be read in conjunction with the following:

(a)	The consolidated financial statements and related notes of FC Global for the three months ended March 31, 2019 and for the year ended December 31, 2018;

(b)	The consolidated financial statements and related notes of Gadsden for the three months ended March 31, 2019 and for the year ended December 31, 2018.

Gadsden Properties, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheets

As of March 31, 2019

(Unaudited)

(In thousands)

	Gadsden Historical	FC Global Historical	Proforma Adjustments		Total Pro Forma
ASSETS
Investments in real estate:
Investment properties, net	$128,707	$2,410	$(2,091)	5,10	$129,026
Assets held for sale	-	-	2,081	10	2,081
Net investments in real estate	128,707	2,410	(10)		131,107
Cash and cash equivalents	12	917	(152)	7	511
			(144)	8
			(122)	6
Restricted cash	337	-	-		337
Prepaid expenses and other assets	149	493	144	8	786
Investment in other company, net	-	351	(351)	10	-
TOTAL ASSETS	$129,205	$4,171	$(635)		$132,741

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and other accrued expenses	$5,138	$3,839	$(152)	7	$9,375
			550	9

Other notes payable	37,305	954	-		38,259

Total Liabilities	42,443	4,793	398		47,634

Series A redeemable preferred stock	22,227	-	-		22,227
Class B OPCO units	3,000	-	-		3,000

Stockholder’s Equity:
Common stock	26	273	(273)	1	4,688
			4,575	2
			87	4
Series B preferred stock	117	-	(87)	4	30
Series C preferred stock	25	-	-		25
Additional paid-in capital	77,262	140,460	(140,460)	1	71,935
			(5,327)	2

Accumulated other comprehensive loss	-	(1,159)	1,159	1	-
Accumulated deficit	(27,763)	(140,326)	140,326	1	(28,435)
			(122)	6
			(550)	9
Total Stockholders’ Equity attributed to Company	49,667	(752)	(672)		48,243
Non-controlling interests	11,868	130	(361)	5	11,637
Total Stockholders’ Equity	61,535	(622)	(1,033)		59,880
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$129,205	$4,171	$(635)		$132,741

Gadsden Properties, Inc.

Unaudited Pro Forma Condensed Statements of Operations

For the Three Months Ended March 31, 2019

(Unaudited)

(In thousands, except share and per share data)

	Gadsden Historical	FC Global Historical	Pro Forma Adjustments		Total Pro Forma
Revenues:
Rental income	$-	$15	$-		$15
Total revenues	-	15	-		15

Operating expenses:
General and administrative expenses	752	592	-		1,344
Total operating expenses	752	592	-		1,344
Operating loss	(752)	(577)	-		(1,329)
Other (income) expense:
Interest and other financing	47	71	-		118
Equity in earnings of equity method investments	-	(11)	11	5	-
Rental expense	10	1	-		11
Income (loss) from continuing operations, before taxes on income	(809)	(638)	(11)		(1,458)
Taxes on income	-	-	-		-
Income (loss) from continuing operations	(809)	(638)	(11)		(1,458)

Net income (loss) including portion attributable to non-controlling interest	(809)	(638)	(11)		(1,458)

Less: (income) loss attributable to non-controlling interests	(11)	2	11	5	2
Net income (loss)	(820)	(636)	-		(1,458)
Cumulative preferred stock dividends	(708)	-			(708)
Net loss attributable to common stockholders and participating securities	$(1,528)	$(636)	$-		$(2,164)

Pro forma weighted average number of common stock used in computing basic and diluted net loss per share		27,166			468,847
Pro forma net basic and diluted loss per share:
Continuing operations		$(0.02)			$(0.005)
Discontinued operations		0.00			0.00
		$(0.02)			$(0.005)

Gadsden Properties, Inc.

Unaudited Pro Forma Condensed Statements of Operations

For the Year Ended December 31, 2018

(Unaudited)

(In thousands, except share and per share data)

	Gadsden Historical	FC Global Historical	Pro Forma Adjustments		Total Pro Forma
Revenues:
Rental income	$-	$41	$-		$41
Total revenues	-		-

Operating expenses:
General and administrative expenses	4,039	3,900	-		7,939
Total operating expenses	4,039	3,900	-		7,939
Operating loss	(4,039)	(3,900)	-		(7,939)
Other (income) expense:
Consulting income	(408)	-	-		(408)
Interest and other financing	2,964	(3)	-		2,961
Impairment of investments	15,593	1,781	-		17,374
Loss on trustee sale	45	-	-		45
Revaluation of option to purchase redeemable convertible preferred stock	-	(3,288)	3,288	3	-
Incremental value due to extinguishment of option to purchase redeemable convertible preferred stock	-	(440)	440	3	-
Rental expense	37	5	-		42
Income (loss) from continuing operations, before taxes on income	(22,270)	(1,914)	(3,728)		(27,912)
Taxes on income	-	-	-		-
Income (loss) from continuing operations	(22,270)	(1,914)	(3,728)		(27,912)
Discontinued operations:
Income from discontinued operations	-	172	(172)	3	-

Net income (loss) including portion attributable to non-controlling interest	(22,270)	(2,086)	(3,556)		(27,912)

Loss attributable to non-controlling interests	-	42	-		42
Net income (loss)	(22,270)	(2,044)	(3,556)		(27,870)
Cumulative preferred stock dividends	(426)	(177)	177	3	(426)
Deemed dividend related to remediation agreement	-	(446)	446	3	-
Accretion of redeemable convertible preferred stock to redemption value	-	(2,001)	2001	3	-
Net loss attributable to common stockholders and participating securities	$(22,696)	$(4,668)	$(932)		$(28,296)

Pro forma weighted average number of common stock used in computing basic and diluted net loss per share		12,552			468,847
Pro forma net basic and diluted loss per share:
Continuing operations		$(0.26)			$(0.06)
Discontinued operations		(0.01)			0.00
		$(0.27)			$(0.06)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share data)

1.	Description of Transaction and Basis of Presentation

Description of Transaction

On March 13, 2019, FC Global Realty Incorporated, a Nevada corporation (“FC Global”), entered into a Stock Purchase Agreement with Gadsden Growth Properties, Inc., a Maryland corporation (“Gadsden”), pursuant to which Gadsden agreed to transfer and assign to FC Global (i) all of its general partnership interests and Class A limited partnership interests in Gadsden Growth Properties, L.P., a Delaware limited partnership (“OPCO”), the operating partnership of Gadsden and (ii) certain of Gadsden’s assets and liabilities which collectively represent substantially all of Gadsden’s assets and liabilities, in exchange for shares of FC Global’s Common Stock and newly designated 7% Series A Cumulative Convertible Perpetual Preferred Stock (the “7% Series A Preferred Stock”), Series B Non-Voting Convertible Preferred Stock (the “Non-Voting Series B Preferred Stock”) and newly designated 10% Series C Cumulative Convertible Preferred Stock (the “10% Series C Preferred Stock”) that is equal to the number of shares of Gadsden’s 10% Series C Cumulative Convertible Preferred (the “Stock Transaction”). The parties amended the Stock Purchase Agreement on April 5, 2019, May 2, 2019 and July 1, 2019 (as amended, the “Purchase Agreement”).

On April 5, 2019, closing of the Purchase Agreement was completed. Pursuant to the Purchase Agreement, FC Global issued to Gadsden 430,306,645 shares of Common Stock, 889,075 shares of Series A Preferred Stock, 11,696,944 shares of Series B Preferred Stock and 2,498,682 shares of Series C Preferred Stock. An additional 278,178,750 shares of Common Stock (the “Holdback Shares”) were to be issued to Gadsden upon filing of an amendment to FC Global’s amended and restated articles of incorporation to increase its authorized Common Stock (the “Charter Amendment Date”). The Holdback Shares are subject to forfeiture based on the reconciliation and adjustment of the net asset value of Gadsden’s assets and its proposed real estate investments that have not closed as of the closing date of the Purchase Agreement (the “Scheduled Investments”) as described below.

On May 2, 2019, the parties amended the Purchase Agreement to (i) decrease the number of shares of Common Stock and Holdback Shares issued to Gadsden, and increase the number of shares of Series B Preferred Stock issued, as the result of an error in the original calculation of the shares to be issued; (ii) provide for the issuance of the Holdback Shares on the closing date, rather than the Charter Amendment Date; and (iii) provide for the issuance of certain of the shares of the Series B Preferred Stock and Series C Preferred Stock to FHDC Group, LLC (“FHDC”), a stockholder of Gadsden, in exchange for the equivalent number of shares of Gadsden held by it.

Specifically, such amendment provided that FC Global issue the following securities as consideration under the Purchase Agreement: (i) to Gadsden, 229,101,205 shares of Common Stock, of which 110,477,220 shares are designed as Holdback Shares and will be held by Gadsden in a segregated account (the “Gadsden Specified Account”), which shall be subject to release in accordance with the terms of the Purchase Agreement, and 118,623,985 shares will not be subject to the Gadsden Specified Account; (ii) to Gadsden, 889,075 shares of Series A Preferred Stock; (iii) to Gadsden, 6,264,993 shares of Series B Preferred Stock; (iv) to Gadsden, 498,682 shares of Series C Preferred Stock; (v) to FHDC, 5,432,000 shares of Series B Preferred Stock, subject to entry into the Exchange Agreement (as defined below); and to FHDC, 2,000,000 shares of Series C Preferred Stock (together with the 5,432,000 shares of Series B Preferred Stock referred to above, the “FHDC Shares”), subject to entry into the Exchange Agreement.

On May 2, 2019, FC Global and Gadsden entered into a Cancellation and Exchange Agreement (the “Exchange Agreement”) with FHDC, pursuant to which FHDC agreed to cancel (i) 5,432,000 shares of its Series B Non-Voting Convertible Preferred Stock and (ii) 2,000,000 shares of its 10% Series C Cumulative Convertible Preferred Stock of Gadsden held by it in exchange for the FHDC Shares.

In order to effect the forgoing, on May 2, 2019, FC Global cancelled 201,205,440 shares of Common Stock issued to Gadsden and Gadsden placed a number of its remaining shares equal to the Holdback Shares into the Gadsden Specified Account. In addition, in accordance with the terms of the Exchange Agreement, FC Global cancelled 5,432,000 shares of Series B Preferred Stock and 2,000,000 shares of Series C Preferred Stock issued to Gadsden and issued such shares to FHDC. On May 6, 2019, FC Global also issued an additional 49 shares of Series B Preferred Stock to Gadsden.

Finally, on July 1, 2019, the parties further amended the Gadsden Purchase Agreement to clarify that FC Global assumed all accrued liabilities of Gadsden and agreed to pay and discharge those accrued liabilities as well as any future liabilities of Gadsden through the date that Gadsden is merged with and into FC Global or one of its subsidiaries, and Gadsden transferred to FC Global all of Gadsden’s right, title and interest, legal or equitable, to all of its assets other than the securities of FC Global held by Gadsden.

In connection with the Purchase Agreement, on May 16, 2019, FC Global entered into a Cancellation and Exchange Agreement, effective May 15, 2019 (the “Second Exchange Agreement ”) with Gadsden and the stockholders of Gadsden identified on Schedule A of the Second Exchange Agreement, including First Capital Master Advisor LLC, First Capital Real Estate Operating Partnership, L.P., and SRS LLC (collectively, the “ Stockholders ”), pursuant to which the Company issued to the Stockholders an aggregate of 91,489,633 shares of FC Global Common Stock (the “ New FC Global Shares ”) in consideration for the cancellation (i) by the Stockholders of 481,004 shares of Gadsden’s common stock and an aggregate of 3,264,994 shares of Gadsden’s series B preferred stock and (ii) by Gadsden of 11,747,705 shares of the FC Global Common Stock and 3,264,994 shares of the FC Global Series B Preferred Stock.

The final issuance of FCRE shares under the Stock Transaction to Gadsden and its shareholders as a result of the aforementioned amendments were: (i) 331,033,280 shares of Common Stock; (ii) 110,477,220 shares of Holdback Common Stock; (iii) 889,075 shares of Series A Preferred Stock; (iii) 3,000,000 shares of Series B Preferred Stock; (iv) 2,498,682 shares of Series C Preferred Stock.

The number of shares issued under the Purchase Agreement is based upon an estimated net asset value of Gadsden of $211,573,000 (the “Contract NAV”). The Contract NAV includes Gadsden’s assets and all of its Scheduled Investments. The Purchase Agreement provides for a reconciliation and adjustment of the final net asset value of Gadsden as described below.

If the Contract NAV is more than Gadsden’s final net asset value, then the difference (the “Shortfall”) will be settled by the transfer of shares of Common Stock, at a value equal to 3.771023733 shares of Common Stock for each $1.00 of Shortfall if the final net asst value is $80 million or more (and 2.860407207 for each $1.00 of Shortfall to the extent that the final net asst value is less $80 million). The Shortfall will first be paid by transfer of Holdback Shares by Gadsden to FC Global and such transferred shares will be cancelled. If the amount of the Shortfall is more than the value of the Holdback Shares, then FC Global will issue more shares of Common Stock to its stockholders of record as of the closing date.

Gadsden’s final net asset value will be determined as the fair value of the each of its assets on the closing date and the Scheduled Investments acquired on or prior to May 20, 2019. Such fair value will be determined in accordance with the following:

●	in accordance with United States generally accepted accounting principles, and shall be derived from FC Global’s annual report on Form 10-K for either of the fiscal years ended December 31, 2019 or December 31, 2020 with Gadsden having the option to choose which such fiscal year to utilize;

●	as of the date of an appraisal from a licensed appraiser with knowledge of the applicable market that need not be a national firm; or

●	if an asset is sold or otherwise disposed of by Gadsden in consideration for cash, the gross cash proceeds from the sale minus any indebtedness or other liabilities relating to the asset being sold or otherwise disposed of that were not assumed by the purchaser and that remain indebtedness or other liabilities of FC Global following the sale or other disposition.

Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the Securities and Exchange Commission. The unaudited pro forma condensed combined balance sheet as of March 31, 2019 is presented as if the Stock Transaction had been completed on March 31, 2019. The unaudited pro forma condensed combined statement of comprehensive loss for the three months ended March 31, 2019, and for the year ended December 31, 2018 assumes that the Stock Transaction took place as of January 1, 2018, and combines the historical results of FC Global and Gadsden.

Based on the terms of the Stock Transaction, Gadsden is deemed to be the acquiring company for accounting purposes. Management of Gadsden has preliminarily concluded the Stock Transaction is an asset acquisition and not a business combination. The Company is not acquiring employees, processes or outputs, other than a negligible amount of revenue. Management is in the process of disposing of all of the historical FC Global assets. The unaudited pro forma condensed combined balance sheet as of March 31, 2019 reflects these assets as “held for sale”. One small signal tenant building that is not classified as “held for sale” is currently being considered for disposal by the Company’s management.

The Company is acquiring working capital, one small single-tenant building, land held for development, and a passive noncontrolling interest in an entity that owns an undeveloped real estate from FC Global, in exchange for: (i) all of the Class A limited partnership interests in OPCO, and all of the general partnership interests in OPCO, which is the operating partnership of Gadsden and (ii) certain of Gadsden’s assets and liabilities which collectively represent substantially all of Gadsden’s assets and liabilities. The initial measurement of the assets acquired from FC Global will be the fair value of the Company’s OPCO units, on the closing date, or the fair value of the assets acquired, whichever is more clearly evident and, thus, more reliably measurable. In this case, management determined the fair value of the assets acquired from FC Global the more reliable measurement. A final determination of these estimated fair values will be based on the actual net tangible assets of FC Global that exist as of the date of completion of the transaction.

To the extent there are significant changes to the business, the assumptions and estimates set forth in the unaudited pro forma condensed combined financial statements could change significantly. Accordingly, the pro forma purchase price adjustments are subject to further adjustments as additional information becomes available and as additional analyses are conducted following the completion of the Stock Transaction. There can be no assurances that these additional analyses will not result in material changes to the estimates of fair value.

2.	Preliminary Purchase Price

The preliminary estimated fair values of the acquired assets and assumed liabilities of FC Global as of March 31, 2019 is as follows:

Investment properties, held for sale	$2,081
Investment properties, net	319
Investment in other company, net	361
Cash and cash equivalents	917
Prepaid expenses and other assets	493
Accounts payable and other accrued expenses	(3,839)
Other notes payable	(954)
Non Controlling Interest	(130)
$(752)

The purchase price allocation will remain preliminary until Gadsden’s management determines the fair values of assets acquired and liabilities assumed. The final determination of the purchase price allocation is anticipated to be completed as soon as practicable and will be based on the fair values of the assets acquired and liabilities assumed as of the closing date of the Stock Transaction. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.

3.	Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the acquisition consideration exchanged and to adjust amounts related to the tangible assets and liabilities of FC Global to reflect the preliminary estimate of their fair values, and to reflect the impact on the statements of comprehensive loss of the Stock Transaction as if the companies had been combined during the periods presented therein. The pro forma adjustments included in the unaudited pro forma financial statements are as follows:

1.	To reflect the elimination of FC Global’s historical stockholders’ equity balances, including accumulated deficit and accumulated other comprehensive income:

Elimination of FC Global’s accumulated deficit	$(140,326)
Elimination of FC Global’s common stock	273
Elimination of FC Global’s additional paid-in capital	140,460
Elimination of FC Global’s accumulated other comprehensive loss	(1,159)
Total	$(752)

2.	To record the fair value of shares and other consideration assumed at the close of the Stock Transaction:

Common Stock	$4,575
Additional paid in capital	(5,327)
Total	$(752)

3.	To reflect elimination of accretion to redemption value (including preferred dividend), incremental value due to extinguishment and the revaluation of written call option to purchase redeemable convertible series B preferred stock recognized by FCRE since the redeemable convertible series B preferred stock were exchanged for FCRE Common Stock at the Exchange Ratio. Also, to reflect the elimination of discontinued operations.

4.	To reflect the conversion of Gadsden Series B preferred stock into Common Stock.

5.	On January 14, 2019, FC Global acquired a 50% interest in Gadsden Roseville, LLC, at a value of $350 paid for with cash. Record elimination of equity investment upon completion of the Stock Transaction.

6.	To record $122 of severance liabilities in relation to termination of employees of FC Global upon consummation of the Stock Transaction.

7.	Record the partial payment of FC Global’s outstanding director fees paid immediately upon the closing.

8.	Record D&O Tail policy paid immediately upon the closing.

9.	To reflect management bonuses per employment agreements payable upon completion of the Stock Transaction.

10.	To reclass assets held for sale from historical balance sheet.